UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024

Paragon 28, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40902	27-3170186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14445 Grasslands Drive Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 912-1332

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FNA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 10, 2024, the Board of Directors (the “Board”) of the Paragon 28, Inc. (the “Company”), based on the recommendation of the Corporate Governance and Nominating Committee of the Board, increased the size of the Board to nine (9) members and appointed Mr. Dave Demski to serve as an independent director of the Company.

Mr. Demski, age 66, has extensive medical device and management experience. Mr. Demski served as the President and CEO of Globus Medical from August 2017 to April 2022. He previously served as Globus’ CFO from 2003 to July 2008 and as its President, Emerging Technologies. Prior to joining Globus Mr. Demski founded Cornerstone Capital LBO Fund, a boutique leveraged buyout consultancy. Mr. Demski’s experience also includes serving as Vice President for Gilo Ventures, a Silicon Valley-based venture capital fund, and serving as Chief Operating Officer of Rendall and Associates, a telecommunications-focused consulting firm. Mr. Demski has served as a member of the board of directors of Alphatec Spine (NASDAQ: ATEC) since October 2023. He also served on the board of Axonics, Inc. from January 2021 until their acquisition by Boston Scientific in November 2024. Previously he was an audit supervisor for Peat, Marwick, Mitchell & Company. Mr. Demski received a B.S. in Business Administration from the University of Michigan and an M.B.A. from Stanford Graduate School of Business.

In connection with Mr. Demski’s appointment to the Board, Mr. Demski will receive compensation as a non-employee director in accordance with the Company’s director compensation program as described in its 2024 Proxy Statement, dated April 5, 2024. There are no arrangements or understandings between Mr. Demski and any other person in connection with his appointment as a director of the Company Mr. Demski is not related to any officer or director of the Company and there are no transactions or relationships between Mr. Demski and the Company and its subsidiaries that are reportable under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On December 11, 2024, the Company issued a press release announcing the appointment of Dave Demski as an independent director of its Board. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall is be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated December 11, 2024, titled “Paragon 28 Appoints Dave Demski to Board of Directors”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAGON 28, INC.

Date: December 11, 2024	By:	/s/ Robert S. McCormack
General Counsel & Corporate Secretary